UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2010

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On November 9, 2010, MainSource Financial Group, Inc. issued a press release announcing that Archie M. Brown, its Chief Executive Officer and President, and James M. Anderson, its Chief Financial Officer, will present at the Sandler O’Neill + Partners, L.P. East Coast Financial Services Conference on Thursday, November 11, 2010, at 10:20 a.m. E.S.T.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Interested investors may listen to the live webcast of the presentation and view a copy of the slides used in the presentation by accessing the Investor Relations page at https://www.mainsourcebank.com/about.htm.  Listeners should go to the website at least fifteen minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, a replay will be available for 30 days. There is no charge to access this event.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release of MainSource Financial Group, Inc. dated November 9, 2010.

*         *         *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 9, 2010

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of MainSource Financial Group, Inc. dated November 9, 2010.